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PROXY
                           ESENJAY EXPLORATION, INC.
                             500 DALLAS, SUITE 2920
                              HOUSTON, TEXAS 77002

    This proxy is solicited by the board of directors for the Esenjay Exploration, Inc. annual meeting of stockholders to be held on September 23, 1999.

    The undersigned stockholder of Esenjay Exploration, Inc. (the "Company") hereby appoints each of David W. Berry and David B. Christofferson attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned at the Esenjay Annual Meeting of Stockholders of the Company to be held at 500 Dallas, Suite 2920, Houston, Texas 77002, on September 23, 1999, at 10:00 a.m., central time, and at any adjournments of said meeting, all of the shares of Esenjay Common Stock which the undersigned may be entitled to vote.

1.         Approval of the Esenjay merger relating to the       / /  For                  / /  Against
           merger of 3DX Technologies Inc. with and into the
           Company, with the Company surviving the merger.
2.         Election (except as indicated below) as class II     / /  For All Nominees     / /  Withheld from All Nominees
           directors of David W. Berry, Charles J. Smith and
           Alex B. Campbell.

1.         / /  Abstain
2.         / /  *Exceptions
               (As Marked Below)


To withhold the vote for any nominee, write that nominee's name below:
* Exceptions ___________________________________________________________________

                            CONTINUED ON THE OTHER SIDE
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                           CONTINUED FROM THE OTHER SIDE

3. In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies regarding such matters heretofore given by the undersigned.

The board of directors recommends a vote FOR each proposal above and if no specification is made, the shares will be voted FOR approval of the Esenjay Merger, and the election of the three nominees as Class II directors. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Esenjay Stockholders and the Proxy Statement/Prospectus furnished herewith.
                                       Dated ____________________________ , 1999
                                       _________________________________________
                                                Stockholder's Signature
                                       _________________________________________
                                                Stockholder's Signature

                                       Signature should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.